[LOGO]                      DELTA FINANCIAL CORPORATION

April 27, 2001



Delta Financial Corporation
1000 Woodbury Road
Woodbury, New York 11797

Dear Stockholder:

     We cordially invite you to attend Delta Financial Corporation's annual stockholders' meeting. The meeting will be held on Tuesday, May 15, 2001, at 9 a.m., at the Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747.

     As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors, the authorization of a new stock option plan and the ratification of the appointment of independent auditors for 2001. Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

     Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the Internet, by telephone or by mail using the enclosed postage paid reply envelope. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

     We appreciate your support and look forward to seeing you at the meeting.

                                       Sincerely yours,

                                       Hugh Miller
                                       President & Chief Executive Officer

                          DELTA FINANCIAL CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2001

                            ------------------------


To the Stockholders of Delta Financial Corporation:

     The Annual Meeting of Stockholders of Delta Financial Corporation (the "Company") will be held on Tuesday, May 15, 2001, at nine o'clock in the morning, local time, at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, for the following purposes:

         1. To elect two Class II Directors for a term of three years and until their successors shall have been elected and qualified ("Proposal No. 1");

         2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001 ("Proposal No. 2");

         3. To approve and adopt the Delta Financial Corporation 2001 Stock Option Plan; and

         4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     All of these proposals are more fully described in the Proxy Statement which follows. Stockholders of record at the close of business on April 7, 2001 will be entitled to vote at the meeting and any adjournments thereof.

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET (INSTRUCTIONS ARE ON YOUR PROXY
CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

                                     By Order of the Board of Directors,


                                     Marc E. Miller
                                     Secretary

Woodbury, New York
April 27, 2001

                           DELTA FINANCIAL CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797

                            ------------------------
                                 PROXY STATEMENT
                     FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 15, 2001
                            ------------------------

     THE BOARD OF DIRECTORS IS SOLICITING PROXIES TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2001, AT 9:00 A.M., AND AT ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. THE COMPANY ANTICIPATES THAT THE NOTICE, THIS PROXY STATEMENT AND THE FORM OF PROXY ENCLOSED WILL FIRST BE SENT TO ITS STOCKHOLDERS ON OR ABOUT APRIL 27, 2001.

--------------------------------------------------------------------------------

WHO CAN VOTE?

Only Stockholders of record at the close of business on April 7, 2001 will be entitled to vote at the meeting. As of April 7, 2001, the Company had 15,883,749 shares of common stock, par value $.01 per share (the "Common Stock") outstanding, the only class of voting securities of the Company outstanding. Each stockholder is entitled to one vote for each share of Common Stock held.

WHAT ARE YOU VOTING ON?

You are voting on:

         * The election of two directors, each for a term of three years (Sidney
           A. Miller and Martin D. Payson).

         * The ratification of the appointment of KPMG, LLP as independent auditors for 2001.

         * The approval and adoption of the Company's 2001 Stock Option Plan.

HOW MANY VOTES MUST BE PRESENT TO HOLD A MEETING?

A majority of the votes that can be cast, or 7,941,875 votes, which is known as a quorum. Under Delaware law, abstentions and broker non-votes are counted for purposes of establishing a quorum, but otherwise do not count.

If a quorum exists as the Annual Meeting, each action proposed will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it.

HOW DO I VOTE?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. To vote by proxy, you must either:

         * Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;

         * Vote by telephone (instructions are on the proxy card); or

         * Vote by the Internet (instructions are on the proxy card).

If you want to vote in person at the Annual Meeting, and you hold your Delta Financial Stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

HOW CAN I REVOKE OR CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted at the Annual Meeting by (1) sending a written notice of revocation to Delta Financial's Secretary, or
(2) by attending the Annual Meeting and voting in person.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card, for KPMG LLP as our auditors, and for approval and adoption of the Company's 2001 Stock Option Plan.

WHAT IF I VOTE "ABSTAIN"?

A vote to "abstain" on any matter will have the effect of a vote against.

CAN MY VOTES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

If you don't vote your shares owned in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than the stockholder proposals.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting.

If you don't vote your shares held in your name, your shares will not be voted.

The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in the Delta Funding Corp. 401(k) Profit-Sharing Plan. Shares for which no instructions are received by the trustees will be voted in the same proportion as the shares for which the trustees receive instructions.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

DO I NEED A TICKET TO ATTEND THE ANNUAL MEETING?

Yes, you will need an admission ticket or proof of ownership of Delta Financial stock to enter the meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you don't bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Delta Financial stockholder.

                                      * * *

An Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides information at April 7, 2001, with respect to
(1) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock, (2) all Directors (both continuing and nominees) of the Company, (iii) each of the five most highly compensated executive officers of the Company, and (iv) all Directors and executive officers as a group. Unless otherwise indicated, the beneficial ownership disclosed consists of sole voting and investment power.

                                                                          AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                   BENEFICIAL OWNERSHIP    OF CLASS
---------------------------------------                                   --------------------    --------
Sidney A. Miller (2)..................................................         6,452,221            40.6%
Hugh Miller (3).......................................................         2,267,343            14.3%
Richard Blass (4).....................................................            82,553             0.5%
Martin D. Payson (5)..................................................            45,000             0.3%
Arnold B. Pollard (6).................................................            10,000             0.1%
Margaret A. Williams (7)..............................................             5,000               *
Randall F. Michaels (8)...............................................            88,073             0.6%
Lee Miller (9)........................................................           699,369             4.4%
Marc E. Miller (10)...................................................           708,183             4.5%
Rona Miller ..........................................................         1,760,590            11.1%
T. Rowe Price Associates, Inc. (11)...................................         1,009,900             6.4%

All Directors and executive officers as a group (11 persons) (12).....         9,059,888            57.0%

------------------
* Less than one-tenth of one percent

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Delta Financial Corporation, 1000 Woodbury Road, Woodbury, NY 11797.
(2) Includes 20,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(3) Includes (1) 673,031 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Hugh Miller is a trustee and has shared voting and investment power; (2) 12,676 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act; and (3) 80,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(4) Includes 80,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(5) Includes 10,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Mr. Payson's address is 750 Lexington Avenue, New York, NY 10022.
(6) Includes 10,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Dr. Pollard's address is c/o Chief Executive Group, 733 Third Avenue, New York, NY 10017.
(7) Includes 5,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Ms. Williams address is c/o Fenton Communications, 1320 18th Street NW, Washington, DC 20036.
(8) Includes 80,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(9) Includes (1) 673,031 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Lee Miller is a trustee and has shared voting and investment power; and (2) 20,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(10) Includes (1) 673,031 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Marc Miller is a trustee and has shared voting and investment power; (2) 8,814 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act; and (3) 20,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(11) Based upon Schedule 13G filings. These securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associate's address is 100 E. Pratt Street, Baltimore, MD 21202.
(12) Includes 372,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six members divided into three classes serving staggered terms, with the term of one class of Directors to expire each year. At the Annual Meeting, the stockholders will elect two Class II Directors, each for a term of three years, expiring in 2004 and until their successors shall have been elected and qualified. The term of the Class I Directors expires in 2003, and the term of the Class III Directors expires in 2002, at which times Directors of such classes will be elected for three-year terms.

     The nominees are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted "FOR" the election as Directors of Sidney A. Miller and Martin D. Payson. If any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

     Biographical information follows for each person nominated and each person whose term of office will continue after the Annual Meeting. Delta Financial was incorporated in August 1996 to acquire all of the outstanding capital stock of Delta Funding Corporation, a New York corporation. References to the Company in the following biographies, and in the biographies of executive officers below, may include references to Delta Funding Corporation prior to the Company's incorporation.

NOMINEES

   Class II Directors

     Sidney A. Miller founded the Company and has been Chairman of the Board of Directors of the Company since its inception. He was President and Chief Executive Officer from 1982 to 1991 and has been involved in the mortgage banking industry since 1974. He is also a chartered life insurance underwriter. Mr. Miller is a Board Member of the Interfaith Nutrition Network for the Homeless, Finance Chairman of the Board of Trustees for Hunter College Foundation, a Member of Business Executives for National Security and an Associate Trustee of North Shore University Hospital.

     Martin D. Payson became a Director of the Company in 1996. Mr. Payson formerly served as Vice Chairman of Time Warner, Inc. from 1990 to 1992, and prior to the merger of Time Inc. and Warner Communications, Inc., Mr. Payson held the position of Office of the President and General Counsel of Warner Communications, Inc., of which he also was a Director for 14 years. From 1997 to 2000, he was Chairman of Latin Communications Group Inc. Mr. Payson serves on the Board of Directors of Panavision Inc., Global Decisions Group, LLC Classic Communications, Inc. and Carl Marks & Co., Inc.

CONTINUING DIRECTORS

   Class I Directors

     Richard Blass is an Executive Vice President of the Company and has been the Chief Financial Officer and Treasurer since 1997, and a Director since 1996. He has served in various capacities since joining the Company in 1992. Prior thereto, Mr. Blass was a money market and derivatives trader at Citicorp Securities Markets Inc.

     Arnold B. Pollard, Ph.D. became a Director of the Company in 1996. Dr. Pollard has been the President and Chief Executive Officer of Chief Executive Group, which publishes Chief Executive magazine, since 1993 and, for over 25 years, Dr. Pollard has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI. Dr. Pollard also serves on the Board of Directors of Firebrand Financial Corporation, Sonic Foundry, the International Management Education Foundation, and The Committee for Economic Development, and is on the advisory board of People Trends, Inc.

   Class III Directors

     Hugh Miller has been the President and Chief Executive Officer of the Company since 1991, and a Director since inception. He has been associated with the Company in various capacities since 1985 and has been primarily responsible for the day-to-day operations of the Company since 1985.

     Margaret A. Williams became a Director of the Company in April 2000. Ms. Williams has been the President of Fenton Communications, a public relations firm, since May 2000. Prior thereto, she was a communications consultant since 1997. Ms. Williams served as one of seventeen assistants to then President of the United States of America William Jefferson Clinton and as Chief of Staff to then First Lady Hillary Rodham Clinton from 1993 to 1997. Ms. Williams was the Director of Communications for the Children's Defense Fund, a national non-profit organization, from 1985-1990 and the Deputy Director of Media Relations for the Center on Budget and Policy from 1983-1985.

BOARD AND COMMITTEE MEETINGS

     The Company has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee, currently comprised of Messrs. Sidney
A. Miller, Hugh Miller and Richard Blass, is authorized and empowered, to the extent permitted by Delaware law, to exercise all functions of the Board of Directors in the interval between meetings of the Board of Directors. The Compensation Committee, currently comprised of Messrs. Payson and Pollard, reviews and approves the compensation of executive officers and key employees and administers the Company's stock option plan. The Audit Committee, currently comprised of Messrs. Payson and Pollard, recommends to the Board of Directors the engagement of the Company's independent auditors, reviews with such independent auditors the plan for and result of their auditing engagement and the independence of such auditors, among other things.

     During the year ended December 31, 2000, there were 11 meetings of the Board of Directors, 4 unanimous written consents in lieu of a meeting of the Board of Directors, 3 meetings of the Audit Committee, no meetings of the Compensation Committee and 6 meetings of the Executive Committee. Each Director attended not less than 75% of the meetings of the Board and not less than 75% of the meetings held by all committees on which he or she served.

COMPENSATION OF DIRECTORS

     Each Director who is not an officer or employee of the Company is paid an annual fee of $20,000 in addition to a fee of $1,000, plus expenses, for each Board of Directors meeting attended. Each committee member, who is not an officer or employee of the Company, is paid a fee of $1,000, plus expenses, for each committee meeting attended. Committee fees are paid only for meetings held on days when no Board of Directors meeting is held. Each non-employee Director has also received, upon their appointment to the Board, a grant of 10,000 options, one-quarter of which vested immediately upon election with an additional one quarter vesting each year thereafter.

     THE BOARD OF DIRECTORS HAS NOMINATED SIDNEY A. MILLER AND MARTIN D. PAYSON AS CLASS II DIRECTORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT SIDNEY
A. MILLER AND MARTIN D. PAYSON.

                                   MANAGEMENT

   Directors and Executive Officers

     The Directors and Executive Officers of the Company as of December 31, 2000 are as follows:

                                                     DIRECTOR
NAME                                           AGE    SINCE    POSITION HELD WITH THE COMPANY
----                                           ---   --------  ------------------------------
Sidney A. Miller...........................    66     1996     Chairman of the Board of Directors
Hugh Miller................................    37     1996     President, Chief Executive Officer and
                                                               Director
Richard Blass..............................    37     1996     Executive Vice President, Chief Financial
                                                               Officer, Treasurer and Director
Martin D. Payson...........................    65     1996     Director
Arnold B. Pollard..........................    58     1996     Director
Margaret Williams..........................    47     2000     Director
Christopher Donnelly.......................    40       --     Executive Vice President
Randall F. Michaels........................    41       --     Executive Vice President
Franklin E. Pellegrin, Jr..................    50       --     Executive Vice President
Lee Miller.................................    31       --     Senior Vice President
Marc E  Miller.............................    34       --     Senior Vice President, General Counsel and Secretary

     Biographical information follows for the Executive Officers named in the above chart who are not Directors of the Company.

     Christopher Donnelly is an Executive Vice President of the Company in charge of Originations Operations and Policy. Mr. Donnelly is primarily responsible for supervising all aspects of credit and underwriting, including the Broker, Retail and Correspondent Divisions and Appraisal Review. Since joining the Company in 1987, Mr. Donnelly has served in a variety of positions, including Senior Vice President of Underwriting and Assistant Manager of Originations.

     Randall F. Michaels is an Executive Vice President of the Company in charge of Sales and Marketing. Mr. Michaels has been the National Sales Manager since he joined the Company in 1995 and remains primarily responsible for supervising all aspects of sales and marketing for the Company. Prior to joining Delta, Mr. Michaels was Regional Sales Manager of Quality Mortgage/Express Funding Inc., a mortgage finance company, for two years and, before that, Regional Sales Manager for American Funding Group, a mortgage finance company, for six years.

     Franklin E. Pellegrin, Jr. is an Executive Vice President of the Company in charge of Servicing Operations. Mr. Pellegrin has been the Servicing Manager since he joined the Company in 1996 and is primarily responsible for supervising all aspects of the Company's servicing operations. Prior to joining Delta, Mr. Pellegrin served as Senior Vice President in charge of servicing and data processing of Mid-Coast Mortgage Company for sixteen years. In or about May 2001, following the Company's previously announced transfer of servicing to Ocwen Financial Corporation (as more fully described in the Annual Report on Form 10-K accompanying this Proxy Statement), Mr. Pellegrin's employment with the Company will terminate.

     Lee Miller, CFA, has been a Senior Vice President of the Company since 1998, primarily responsible for Risk Management. Mr. Miller joined the Company in 1994 as an Assistant Vice President, and his responsibilities have included analyzing securitization structures, product development pricing and secondary marketing. Prior to joining the Company, Mr. Miller worked at J.P. Morgan Institutional Management trading money market securities and analyzing relative value.

     Marc E. Miller has been a Senior Vice President and General Counsel of the Company since 1998. Mr. Miller joined the Company in 1993 as an Assistant Vice President, primarily overseeing aspects of default management and handling certain in-house legal responsibilities. Prior to joining the Company, from 1991 to 1993, Mr. Miller was an Associate at the law firm of Winick & Rich, P.C., where he specialized in commercial litigation.

FAMILY RELATIONSHIPS

     Hugh Miller, Marc E. Miller and Lee Miller are Sidney A. Miller's sons. No other family relationship exists among any of the Directors or executive officers of the Company as of December 31, 2000. No arrangement or understanding exists between any Director or executive officer or any other person pursuant to which any Director or executive officer was selected as a Director or executive officer of the Company. Subject to rights under applicable employment agreements, each executive officer serves at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee is responsible for setting the compensation paid to the Chief Executive Officer and for final approval of the compensation paid to other executive officers of the Company, approving or disapproving the recommendations of the Chief Executive Officer as to such compensation. The Compensation Committee, which is comprised of two of the non-employee Directors of the Company, is responsible for approving the overall compensation plans which govern the compensation of the key executive officers, including the Company's Chief Executive Officer. Most executive officers, including the Chief Executive Officer, are compensated pursuant to the terms of written employment agreements. (See "-Employment Agreements"). Executives are provided with a combination of one or more of the following types of compensation: salary and annual bonus.

     SALARY: All executive officers are provided with a fixed annual salary that is typically reviewed on an annual basis by the Chief Executive Officer and the Compensation Committee. Salary and increases are determined partially by comparison to salaries for similar positions at comparable companies, the executive's annual performance review, the value of the contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period. In addition to considering the above factors when approving compensation increases, the Compensation Committee also considers the overall financial health of the Company.

     ANNUAL BONUS: The Company also attempts to motivate its executives by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive's total compensation. The bonus amount depends upon the Compensation Committee's evaluation of such executive's work performance and contribution to the Company's success and/or is based upon satisfaction of certain prescribed conditions set forth in each officer's respective employment agreement.

     The Compensation Committee believes that a meaningful base salary and bonus are necessary to retain and attract qualified executive personnel. The Compensation Committee did not meet in 2000, as executive officers of the Company were either paid pursuant to pre-existing employment agreements, or otherwise did not receive salary increases or bonuses in 2000. The Compensation Committee further believes that the compensation paid to the Company's Chief Executive Officer and other executive officers in 2000 was fair and appropriate.

     STOCK OPTION PLAN: As of December 31, 2000, the Company has granted options to purchase an aggregate of 992,700 shares of Common Stock to eligible recipients under the 1996 Stock Option Plan of Delta Financial Corporation (the "1996 Plan"). A total of 2,200,000 shares of Common Stock are reserved for issuance under the 1996 Plan.

     The purpose of the 1996 Plan is to encourage the Company's employees and directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes the opportunity to acquire such a proprietary interest will aid the Company in securing and retaining qualified employees. In April 2001, the Board of Directors of the Company approved the Delta Financial Corporation 2001 Stock Option Plan (see "-Proposal 3" of this Proxy Statement) which, if approved and adopted by the Stockholders at the Annual Meeting, will make available 1,500,000 shares of Common Stock for issuance under such plan.

     The Compensation Committee believes that equity ownership by management helps align management and stockholder interest and enhances stockholder value. The Compensation Committee believes that, based on the Company's performance, granting additional equity interest to management is warranted to reward them for past performance and encourage their future efforts. The Compensation Committee will continue to review option-based compensation from time to time and reward management with compensation reflecting the Company's, and management's, performance.

     SECTION 162(M) OF THE INTERNAL REVENUE CODE: Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million per executive officer. For the 2000 taxable year, Delta did not exceed, and therefore was not affected by, this limitation.

                                        COMPENSATION COMMITTEE

                                        Martin D. Payson
                                        Arnold B. Pollard

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for the past three years of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers:

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                ANNUAL COMPENSATION                     AWARDS
                                  ----------------------------------------------- --------------------
                                                                 OTHER ANNUAL NO. OF STOCK  RESTRICTED    ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY       BONUS    COMPENSATION   OPTIONS     STOCK     COMPENSATION (1)
---------------------------       ----       ------       -----  ---------------- --------  ----------  ----------------
Sidney A. Miller.............     2000     $ 309,616    $    203          --          --          --        $3,048
    Chairman of the Board         1999       350,000     350,101          --          --          --            --
                                  1998       356,731     350,000          --          --          --         4,800

Hugh Miller..................     2000       335,866         203          --          --          --         5,016
    Chief Executive Officer       1999       350,000     350,101          --          --          --         4,800
                                  1998       356,731     350,000          --          --          --         4,800

Richard Blass................     2000       215,914     300,203          --          --          --         5,016
    Chief Financial Officer       1999       225,827     437,601     $ 3,091     100,000          --         4,800
                                  1998       216,827     130,000       8,844          --          --         4,800

Randall F. Michaels (2)......     2000       167,933     198,056          --          --          --         5,040
    Executive Vice President      1999       175,000     325,524       9,568     100,000    $100,000         4,800
                                  1998       140,866     600,685       7,933          --          --         4,800

Marc E. Miller...............     2000       227,141         203          --          --          --         4,992
    Senior Vice President         1999       220,468      45,101          --          --          --         4,800
                                  1998       192,308      50,015          --          --          --         4,800

----------------
(1) Consists of matching contributions by the Company to the officers' respective accounts pursuant to the Delta Funding Corporation 401(k) Profit-Sharing Plan and value of group term insurance over $50,000 reported as taxable income.
(2) Mr. Michael's "Bonus" primarily consists of commissions paid to Mr. Michaels throughout the year based upon the Company's loan production for such year.

                        OPTION GRANTS IN LAST FISCAL YEAR

     In 2000, no stock options or stock appreciation rights were granted to the executive officers of the Company named in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     There were no options exercised by any of the executive officers of the Company named in the Summary Compensation Table during 2000. No stock appreciation rights ("SARs") have ever been granted by the Company to executive officers.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                 SHARES                 OPTIONS AT FISCAL YEAR END(#)    AT FISCAL YEAR END($)
                              ACQUIRED ON    VALUE     ------------------------------- -------------------------------
NAME                          EXERCISE(#) REALIZED($)  EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
----                          ----------- -----------  -------------- ---------------- -------------- ----------------
Sidney A. Miller.............      0          $0           20,000           5,000           $0             $0
Hugh Miller..................      0           0           80,000          20,000            0              0
Randall F. Michaels..........      0           0           80,000          70,000            0              0
Richard Blass................      0           0           80,000          70,000            0              0
Marc E. Miller...............      0           0           20,000           5,000            0              0

EMPLOYMENT AGREEMENTS

     Each of the Chairman of the Board of Directors, the Chief Executive Officer and all Executive Vice Presidents have employment Agreements with the Company, as follows:

     NAME                           POSITION                           DATE OF AGREEMENT         TERM
     ----                           --------                           -----------------         ----
     Sidney A. Miller               Chairman of the Board              October 1, 1996           5 years
     Hugh Miller                    President and CEO                  October 1, 1996           5 years
     Richard Blass                  Executive VP, CFO and Treasurer    July 1, 1999              5 years
     Randall F. Michaels            Executive VP                       July 15, 1999             5 years
     Christopher Donnelly           Executive VP                       July 9, 1999              5 years
     Franklin E. Pellegrin, Jr.     Executive VP                       July 23, 1999             3 years

     Under the terms of the respective employment agreements, the Company pays Sidney A. Miller a minimum base salary of $350,000 per year, Hugh Miller a minimum base salary of $350,000 per year, Richard Blass a minimum base salary of $250,000 per year, Christopher Donnelly a minimum base salary of $200,000 per year, Randall F. Michaels a minimum base salary of $175,000 per year and Franklin E. Pellegrin, Jr. a minimum base salary of $175,000 per year. In connection with a corporate restructuring announced in August 2000, each executive agreed to reduce their respective minimum base salary by at least 10fc%. Each of these officers is entitled to participate generally in the Company's employee benefit plans, including the 1996 Plan, and is eligible to receive an incentive bonus. The cash bonuses available to Christopher Donnelly, Randall F. Michaels and Franklin E. Pellegrin, Jr. are made at the discretion of the Board of Directors and are based on subjective performance criteria. Under the terms of their respective employment agreements, Sidney A. Miller, Hugh Miller and Richard Blass are eligible for cash bonuses in any one fiscal year of up to 400% of their annual salary for Mssrs. Miller and Miller and up to 50% of his annual salary for Mr. Blass, payable on a quarterly basis within 60 days after the relevant quarter. The amount of such quarterly cash bonus is calculated under the agreements as follows: for each 1% increase in net earnings per share for the relevant fiscal quarter greater than 10% as measured against the corresponding quarter of the prior fiscal year, each of Sidney A. Miller and Hugh Miller will receive a quarterly cash bonus of 15% of his respective current annual salary and Richard Blass will receive a quarterly cash bonus of 1.875% of his current annual salary. Mr. Blass's employment agreement also provides for his receiving a minimum annual bonus for each fiscal year ending December 31, 1999 and 2000 in the amount of $300,000 per year.

     Under the terms of their respective employment agreements, Sidney A. Miller and Hugh Miller also are granted benefits covering life insurance (Sidney A. Miller receives coverage up to $25,000,000, and Hugh Miller receives coverage of up to $1,000,000), medical expenses not covered by insurance (up to $100,000 per year) and additional allowances for business related travel and entertainment (up to $25,000 per year).

     If any of these six executive officers is terminated "for cause," which definition generally includes termination by the Company due to the executive's willful failure to perform his duties under the employment agreement, the executive's personal dishonesty, or the executive's breach of his fiduciary duties or the terms of the employment agreement to which he is a party, then the Company is obligated to pay the terminated executive only his base salary up to the date of his "for cause" termination. If either Sidney A. Miller or Hugh Miller is terminated without cause, the Company is obligated to pay such executive officer his base salary, bonus and benefits for the remaining term of his employment agreement. If either Sidney A. Miller or Hugh Miller resigns for "good reason," which generally includes resignation due to a breach by the Company of his employment agreement or the occurrence of a change of control in the Company's ownership, the Company must pay such executive officer his salary, bonus and benefits for the remaining term of the employment agreement. If any of Richard Blass, Christopher Donnelly or Randall F. Michaels is terminated without cause, the Company is obligated to pay such executive officer certain amounts set forth in the respective agreements payable in equal installments over the six months following such termination without cause. If, upon a change of control, Mr. Blass is terminated or resigns for "good reason" within 24 months of such change of control, the Company is obligated to pay Mr. Blass between 2 to 3 years base salary as severance within 15 days of such termination date.

     Each of Mr. Blass, Mr. Michaels, Mr. Donnelly and Mr. Pellegrin received "sign-up" bonuses in consideration for entering into employment agreements as follows: Mr. Blass received a cash bonus of $400,000, Mr. Michaels received restricted stock totaling $100,000, Mr. Donnelly received a cash bonus of $25,000 and restricted stock totaling $50,000 (vesting over a three year period), and Mr. Pellegrin received a cash bonus of $15,000 and restricted Company stock totaling $50,000 (vesting over a three year period). If any of Mr. Blass, Mr. Michaels, Mr. Donnelly and/or Mr. Pellegrin were to terminate his employment prior to the completion of his respective term of employment, he is required under the terms of his respective agreement to reimburse the Company for some or all of the cash sign up bonus and any then unvested restricted stock will be canceled. Upon a change of control, all then unvested stock options and restricted stock held by Mr. Blass, Mr. Michaels, Mr. Donnelly and Mr. Pellegrin shall vest immediately. In connection with the termination of Mr. Pellegrin's employment in May 2001, the Company will pay Mr. Pellegrin approximately $107,700, in full satisfaction of the Company's obligations under his employment agreement.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee of the Board of Directors is composed of two independent directors, each of whom is independent under the listing standards of The New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Company's Board of Directors. A copy of the charter is attached as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and KPMG LLP ("KPMG"), the independent auditing firm for the Company, to review and discuss the December 31, 2000 consolidated financial statements. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement of Auditing Standards No. 90 "Audit Committee Communications."

     The Audit Committee also has received the written disclosures and the letter from our independent accountants, KPMG, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with KPMG that firm's independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             THE AUDIT COMMITTEE

                                             Martin D. Payson, Chairman
                                             Arnold B. Pollard

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total stockholder returns (assuming reinvestment of dividends) of the Company from November 1, 1996 (the month in which the Company's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended) through December 31, 2000, to the Standard & Poor's 500 Composite Stock Index ("S&P 500") and certain peer group/comparable companies ("Peer Group Companies").** The graph assumes $100 invested on November 1, 1996 in the Company, the S&P 500 Index and the Peer Group Companies.

                  COMPARISON OF FIFTY-MONTH CUMULATIVE RETURN *
                   AMONG DELTA FINANCIAL CORPORATION, S&P 500
                            AND PEER GROUP COMPANIES

                            TOTAL SHAREHOLDER RETURN
                                   (Dollars)



                              ANNUAL RETURN PERCENTAGE
                                    Years Ending
Company Name / Index         Dec97            Dec98            Dec99            Dec00            Dec01
------------------------------------------------------------------------------------------------------
DELTA FINANCIAL CORP        -25.69           -55.61           -30.53           -92.42           175.20
S&P SMALLCAP 600 INDEX       25.58            -1.31            12.40            11.80             6.54
S&P 500 INDEX                33.36            28.58            21.04            -9.10           -11.89
PEER GROUP                   -4.45           -56.23            20.60            87.23           -15.10


                                    INDEXED RETURNS
                         Base       Years Ending
                        Period
Company Name / Index    Dec96       Dec97        Dec98         Dec99            Dec00            Dec01
------------------------------------------------------------------------------------------------------
DELTA FINANCIAL CORP     100        74.31        32.99         22.92             1.74             4.78
S&P SMALLCAP 600 INDEX   100       125.58       123.95        139.32           155.76           165.94
S&P 500 INDEX            100       133.36       171.48        207.56           188.66           166.24
PEER GROUP               100        95.55        41.82         50.43            94.43            80.16

Peer Group Companies
-------------------------------
AMER BUSINESS FINL SVCS INC
FIRST ALLIANCE CORP/DE
HOMEGOLD FINANCIAL INC
INDYMAC BANCORP INC
NEW CENTURY FINANCIAL CORP
SAXON CAPITAL INC

    * $100 INVESTED ON 11/1/96 IN STOCK OR ON 11/1/96 IN INDEX OR PEER GROUP COMPANIES INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

--------------------
** Peer Group Companies, which were selected based primarily upon SIC number, market value and type of business, include the following comparable companies: Aames Financial Corp., Altiva Financial Corp., BNC Mortgage, Inc., ContiFinancial Corp., First Alliance Corp., HomeGold Financial, Inc., New Century Financial Corp. and Westmark Group Holdings.

RELATED PARTY TRANSACTIONS

     The Company pays the annual premium on a $25 million split-dollar life insurance policy for Sidney A. Miller. The beneficiaries on the policy are certain members of the Miller family; however, in the event of Sidney A. Miller's demise, before any other payments are made the Company is first reimbursed out of the proceeds of the policy for the lesser of the cash value or all premiums it has paid during the term of the policy.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                 PROPOSAL NO. 2

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of KPMG as the Company's independent auditors for the year ending December 31, 2001. KPMG has served as the Company's independent auditors since 1989. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of KPMG are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to the Company by KPMG during the year ended December 31, 2000:

     Audit Fees: Audit fees paid by the Company to KPMG in connection with KPMG's review and audit of the Company's annual financial statements for the year ended December 31, 2000 and KPMG's reviews of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 31, 2000 totaled approximately $194,000.

     Financial Information Systems Design And Implementation Fees: The Company did not engage KPMG to provide advice to it regarding financial information systems design and implementation during the year ended December 31, 2000.

     All Other Fees: Fees billed by KPMG for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 totaled approximately $302,892.

     Our Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

     THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF KPMG LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

                                 PROPOSAL NO. 3

                            APPROVAL AND ADOPTION OF
                      THE COMPANY'S 2001 STOCK OPTION PLAN

         On April 26, 2001, the Board of Directors of the Company unanimously approved the Delta Financial Corporation 2001 Stock Incentive Plan (the "2001 Plan") providing for the issuance of a maximum of 1,500,000 shares of Common Stock in connection with the grant of options and recommended that the 2001 Plan be submitted to stockholders for approval at the Annual Meeting. The 2001 Plan, if approved, will become effective on May 15, 2001.

     As described in more detail above (see "- Stock Option Plans"), management believes it is in the Company's best interest to encourage its employees and directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes the opportunity to acquire such a proprietary interest will aid the Company in securing and retaining qualified employees and help align management and stockholder interest.

DESCRIPTION OF THE 2001 PLAN

     The following summary is qualified in its entirety by reference to the complete text of the 2001 Plan, which is attached hereto as Annex B. Capitalized terms used but not defined herein shall have the meanings set forth in the 2001 Plan.

     GENERAL

     The 2001 Plan provides for the issuance of a maximum of 1,500,000 shares of Common Stock in connection with the grant of options to officers and other employees, directors and agents of the Company and its subsidiaries, including non-qualified options and incentive stock options ("ISOs"). The 2001 Plan will become effective on May 15, 2001, and have a ten-year term.

     The 2001 Plan and the allocation of shares thereunder is intended to supplement the 1996 Plan and the allocation of shares under the 1996 Plan. Upon approval and adoption of the 2001 Plan, the 1,500,000 shares available for grant under the 2001 Plan will be in addition to the remaining allocation of shares under the 1996 Plan (approximately 1,200,000 shares), the Company's only other stock option plan.

     ADMINISTRATION

     The Compensation Committee of the Board of Directors will have the authority to determine the type of awards to be granted, the participation level of each award recipient, the vesting and exercisability provisions (including the exercise price) and all other features of awards. In addition, the Compensation Committee will have the discretion to accelerate, waive or extend vesting. All questions of interpretation or application of the 2001 Plan are determined in the sole discretion of the Compensation Committee and/or the Board of Directors (collectively, the "Board"), and its decisions are final and binding upon all participants.

     STOCK OPTIONS

     In the case of an ISO granted by the Board, the option exercise price shall be in no event less than 100% of the fair market value of a share of Common Stock on the date of grant of such ISO. Non-qualified options, however may be granted at an exercise price less than the fair market value of the Company's Common Stock on the date of grant.

     The term of each option will be fixed by the Board, but may not exceed ten years from the date of grant. The Board will determine the time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board.

     The exercise price of options granted under the 2001 Plan, plus applicable withholding taxes, must be paid in full by cash, check or Common Stock with a fair market value on the exercise date equal to the aggregate exercise price of the options, or any combination of the foregoing methods.

     Under the 2001 Plan, in the event of termination of an optionee's employment for any reason, including retirement (but excluding death or disability), an option may thereafter be exercised (to the extent it was exercisable on the date of termination or as otherwise set forth in the terms of the option, and to the extent such is exercised prior to the expiration of the option) within thirty days following cessation of employment. If an optionee's employment is terminated by reason of the optionee's death or disability, an option may thereafter be exercised (to the extent it was exercisable on the date of termination or as otherwise set forth in the terms of the option, and to the extent such option is exercised prior to the expiration of the option) within 1 year following such death or disability. If the Board has determined that an employee was discharged for violations of his or her duties as an employee, such employee shall have no further rights under the 2001 Plan.

     The maximum number of shares subject to an option that may be granted to any individual under the 2001 Plan any employee shall not exceed 1,000,000 shares.

     The number of shares available for grant under this plan equals approximately 9% of the number of outstanding shares of Common Stock, treasury shares and common share equivalents of the Company.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS AND OTHER EVENTS

     The Board is authorized to make appropriate adjustments in connection with outstanding awards under the 2001 Plan to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Board in its discretion may provide for such equitable adjustment in such awards as it shall deem appropriate to prevent dilution.

     AMENDMENT AND TERMINATION

     The Board may amend, alter or discontinue the 2001 Plan at any time, but such amendment, alteration or discontinuation shall not adversely affect any stock options then outstanding under the 2001 Plan, without the participant's consent. Subject to the specific terms of the 2001 Plan described above, the Board may accelerate any option or waive any conditions or restrictions pertaining to such option at any time. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any 2001 Plan amendment in such a manner and to such a degree as is required.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of the effect of Federal income taxation upon the recipient and the Company under the 2001 Plan, based on current United States Federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not discuss state, local or foreign tax consequences.

     NON-QUALIFIED OPTIONS

     An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon the exercise of a non-qualified option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-qualified option.

     ISOS

     An optionee will not recognize any taxable income at the time he or she is granted an ISO. Further, an optionee will incur no tax liability due to the exercise of an ISO unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

     CAPITAL GAINS

     Capital gains are grouped and netted by holding periods. Net capital gains on assets held for twelve months or less is currently taxed at the individual's highest federal ordinary income tax rate. Net capital gains on assets held for more than 12 months is currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and next four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. However, the Company is able to preserve the deductibility of compensation over $1 million if the conditions of Section 162(m) are met. The 2001 Plan has been designed to permit certain stock options granted under the 2001 Plan to satisfy the conditions of Section 162(m).

     THE BOARD OF DIRECTORS HAS APPROVED THE DELTA FINANCIAL CORPORATION 2001 STOCK OPTION PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE AND ADOPT FOR THE DELTA FINANCIAL CORPORATION 2001 STOCK OPTION PLAN.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company on or prior to December 31, 2001 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with the 2001 Annual Meeting.

                                OTHER INFORMATION

     The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may solicit proxies in person or by telephone, without additional compensation thereof, other than reimbursement of out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                                 By Order of the Board of Directors,

                                 Marc E. Miller
                                 Secretary

Woodbury, New York
April 27, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 MAY BE OBTAINED BY STOCKHOLDERS SOLICITED HEREBY, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE INVESTOR RELATIONS DEPARTMENT, DELTA FINANCIAL CORPORATION, 1000 WOODBURY ROAD, WOODBURY, NEW YORK 11797.

                           DELTA FINANCIAL CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

         The Audit Committee is appointed by the Board of Directors of Delta Financial Corporation (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, as they may be amended from time to time. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management and the independent auditors prior to their filing, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. Discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, if significant matters are identified during the interim review.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         8.  Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditors regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

         10. Evaluate together with the Board the performance of the independent auditors and, if so determined by the audit Committee, recommend that the Board replace the independent auditor.

         11. Review the appointment and replacement of the senior internal auditor, if any.

         12. Review the significant reports to management prepared by the internal auditing department and management's responses, if any.

         13. Meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit.

         14. Confirm with the independent auditors that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         15. Obtain reports from management and the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

         16. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including any amendments, relating to the conduct of the audit.

         17. Prepare any reports required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         18. Review with outside counsel and independent auditors the Company's policies and procedures regarding compliance with applicable laws and regulations and advise the Board with respect to same.

         19. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         20. Meet at least annually with the chief financial officer and the independent auditors in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                           DELTA FINANCIAL CORPORATION

                             2001 STOCK OPTION PLAN

         1. Purpose. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by employees and directors of, and consultants to, the Corporation, and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such employees, directors and consultants with incentives to put forth maximum efforts for the success of the Corporation's business. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will stimulate the efforts of such employees, directors and consultants on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

         2. Definitions. When used in this Plan, unless the context otherwise requires:

             (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

             (b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

             (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

             (d) "Committee" shall mean the Committee hereinafter described in
         Section 3.

             (e) "Corporation" shall mean Delta Financial Corporation, a Delaware corporation.

             (f) "Eligible Persons" shall mean those persons described in
         Section 4 who are potential recipients of Options.

             (g) "Fair Market Value" on a specified date shall mean the closing price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if the above is not applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

             (h) "Options" shall mean the Stock Options granted pursuant to this Plan.

             (i) "Plan" shall mean this 2001 Stock Option Plan of Delta Financial Corporation, as adopted by the Board of Directors on April 26, 2001, as such Plan from time to time may be amended.

             (j) "President" shall mean the person who at the time shall be the President of the Corporation.

             (k) "Share" shall mean a share of common stock of the Corporation.

             (l) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary, as herein defined, of the Corporation.

         3. Committee. The Plan shall be administered by a Committee appointed by the Board of Directors which shall consist of two or more directors of the Corporation, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         4. Participants. All employees and directors of, and consultants to, the Corporation or a Subsidiary, as determined by the Committee, shall be eligible to receive Options under the Plan. The parties to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. Employees to whom Options may be granted include employees who are also directors of the Corporation, or a Subsidiary.

         5. Shares. Subject to the provisions of Section 14 hereof, the Committee may grant Options with respect to an aggregate of up to 1,500,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during the duration of the Plan shall not exceed 1 million Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, however, that with respect to any Option granted to any Eligible Person who is a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

         6. Grant of Options. The number of any Options to be granted to any Eligible Person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

         Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) incentive stock options granted to an employee (and any incentive stock options granted to such employee under any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be options which are not incentive stock options. This paragraph shall be applied by taking Options into account in the order in which they are granted.

         Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

         The form of an Option shall be determined from time to time by the Committee. A certificate of Option signed by the Chairman of the Board or the President or a Vice President of the Corporation, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Corporation and bearing the seal of the Corporation affixed thereto, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate whether or not the Option is an incentive stock option.

         7. Purchase Price. The purchase price per Share for the Shares purchased pursuant to the exercise of an Option shall be fixed by the Committee at the time of grant of the Option; provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an incentive stock option shall not in any event be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.

         8. Duration of Options. The duration of each Option shall be determined by the Committee at the time of grant; provided, however, that the duration of any Option shall not be more than ten years from the date upon which the Option is granted.

         9. Ten Percent Stockholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns Shares possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

         10. Exercise of Options. Except as otherwise provided herein, Options, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee at the time of grant, provided, however, that no Options may be exercised in part or in full prior to the approval of the Plan by a majority vote of the stockholders of the Corporation as provided in
Section 19.

         Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may, after approval of the plan by the stockholders of the Corporation as provided in Section 19, be exercised in the following circumstances (but in no event after the expiration of the term of the Option): (a) if, while the holder is employed by, or serving as a director of or consultant to, the Corporation or a Subsidiary, there occurs a Change in Control and the holder's option provides for such acceleration, or (b) upon the occurrence of such special circumstance or event as in the opinion of the Board of Directors merits special consideration; provided, however, that in the case of an Option held by a member of the Board, such member shall abstain from any determination hereunder to accelerate the exercisability of such Option unless the acceleration applies to all Options then outstanding. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Exchange Act) ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities (ii) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) all or substantially all of the Corporation's assets, or (iii) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute a majority thereof unless the election, or the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, for purposes of clause (i), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Corporation is not transferred from a Person to another Person; and, for purposes of clause (ii), a Change in Control will not be deemed to occur if the assets of the Corporation are transferred: (A) to a shareholder in exchange for his stock, (B) to an entity in which the Corporation has (directly or indirectly) 50% ownership, or (C) to a Person that has (directly or indirectly) at least 50% ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% ownership.

         An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the President or an officer of the Corporation appointed by the President for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any Shares unless the holder has beneficially owned such Shares for at least six months); by a combination of the methods of payment previously described; or by such other method of payment as the Committee in its discretion may permit.

         Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

         Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

         11. Consideration for Options. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may determine.

         12. Non-transferability of Options. Options and all other rights thereunder shall be non-transferable or non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an Option may be permitted to exercise them. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof.

         13. Termination of Employment or Service. All or any part of any Option, to the extent unexercised, shall terminate immediately, upon the cessation or termination for any reason of the holder's employment by, or service with, the Corporation, the Parent or any Subsidiary, except that the holder shall have until the end of the thirtieth day following the cessation of his employment or service with the Corporation or its Subsidiaries, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or service terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service is due to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the holder or the representative of the estate of a deceased holder shall have the privilege of exercising any unexercised Options which the holder could have exercised at the time of such disability or death or which the Board determines to accelerate pursuant to Section 10; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and within one year of the holder's disability or death, as the case may be. Notwithstanding any other provision of the Plan, the Board of Directors may in its discretion extend the post-termination exercise period with respect to any individual Option, but in no event beyond the expiration of the original term of such Option. If the employment or service of any holder of an Option with the Corporation or a Subsidiary shall be terminated because of the holder's violation of the duties of such employment or service with the Corporation or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive) all unexercised Options of such holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries, and a holder of Options whose employment or service with the Corporation and any Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

         14. Adjustment Provision. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder.

         Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

         Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

         15. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Option, or may issue stop transfer orders in respect thereof.

         16. Income Tax Withholding. If the Corporation, or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of any Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

         17. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Option not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or to any individual or change the class of Eligible Persons shall be subject to the approval of the stockholders of the Corporation.

         Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

         The Plan is intended to comply with Rule l6b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         18. No Right of Employment or Service. Nothing contained herein or in an Option shall be construed to confer on any employee, consultant or director any right to be continued in the employ or service of the Corporation or any Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of or discharge or otherwise cease its service arrangement with any employee, consultant or director (without or with pay), at any time, with or without cause.

         19. Effective Date of the Plan. This Plan is conditioned upon its approval at any special or annual meeting of the stockholders of the Corporation before April 26, 2002 by the vote of the holders of a majority of the stock of the Corporation voting on approval of the Plan at such meeting in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable State law); except that this Plan is adopted and approved by the Board of Directors effective April 26, 2001 to permit the grant of Options prior to the approval of the Plan by the stockholders of the Corporation as aforesaid. In the event that this Plan is not approved by the stockholders of the Corporation as aforesaid, this Plan and any Options granted hereunder shall be void and of no force or effect.

         20. Final Issuance Date. No Option shall be granted under the Plan on or after April 26, 2011.

PROXY

                           DELTA FINANCIAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sidney A. Miller and Hugh Miller, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 15, 2001 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

           (Continued, and to be marked and sign, on the other side)


                              FOLD AND DETACH HERE

     If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card with them will be admitted to the meeting.



                           DELTA FINANCIAL CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS


                             May 15, 2001, 9:00 a.m.
                                Huntington Hilton
                              598 Broad Hollow Road
                            Melville, New York 11747

                                                            Please mark
                                                           your votes as   /X/
                                                           indicated in
                                                           this example

1. ELECTION OF DIRECTORS.
                                  FOR the nominees               WITHHOLD
                               listed below (except as          AUTHORITY to
                                withheld in the space     vote for the nominees
                                      provided)                listed below
                                         / /                       / /

NOMINEES: 01 Sidney A. Miller, 02 Martin D. Payson

The Board of Directors recommends a vote "FOR" the nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

---------------------------------------------------------------------------

                                         FOR       AGAINST       ABSTAIN
2. Ratification of KPMG LLP as the       / /         / /           / /
   independent auditors of the
   corporation
   The Board of Directors recommends a
   vote "FOR" ratification of KPMG LLP

3. Approval and adoption of the Delta    / /         / /           / /
   Financial Corporation 2001 Stock
   Option Plan. The Board of Directors
   recommends a vote "FOR" this
   proposal.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________________________________________, 2001


-------------------------------------------------------------
                         Signature(s)

-------------------------------------------------------------
                         Signature(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.PROXYVOTING.COM/DFC
   Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-840-1208
   Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL
                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT ON THE INTERNET AT:
WWW.DELTAFINANCIAL.COM
HTTP://WWW.DELTAFINANCIAL.COM

PROXY

                 DELTA FUNDING CORP. 401(K) PROFIT SHARING PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, MAY 15, 2001

      The undersigned hereby instructs the Trustee of the Delta-Funding Corp. 401(k) Profit Sharing Plan (the "Plan") to vote all shares of Common Stock of Delta Financial Corporation allocated to the undersigned's account under the Plan at the Annual Meeting of Stockholders of said Corporation to be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York 11747 on May 15, 2001, at 9:00 a.m. (local time) or any adjournment thereof. In accordance with the following instructions on the reverse side (OR, IF NO INSTRUCTIONS ARE GIVEN, "FOR" THE NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2 AND "FOR" PROPOSAL NO. 3).

                           (Continued on reverse side)



                              FOLD AND DETACH HERE

     If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card with them will be admitted to the meeting.


                           DELTA FINANCIAL CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS


                             May 15, 2001, 9:00 a.m.
                                Huntington Hilton
                              598 Broad Hollow Road
                            Melville, New York 11747

==============================================================================
                                                            Please mark
                                                           your votes as   /X/
                                                           indicated in
                                                           this example

1. ELECTION OF DIRECTORS.
                                  FOR the nominees               WITHHOLD
                               listed below (except as          AUTHORITY to
                                withheld in the space     vote for the nominees
                                      provided)                listed below
                                         / /                       / /

NOMINEES: 01 Sidney A. Miller, 02 Martin D. Payson

The Board of Directors recommends a vote "FOR" the nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

---------------------------------------------------------------------------

                                         FOR       AGAINST       ABSTAIN
2. Ratification of KPMG LLP as the       / /         / /           / /
   independent auditors of the
   corporation
   The Board of Directors recommends a
   vote "FOR" ratification of KPMG LLP

3. Approval and adoption of the Delta    / /         / /           / /
   Financial Corporation 2001 Stock
   Option Plan. The Board recommends
   a vote "FOR" this proposal.

4. The Trustee is authorized to grant
   authority to management persons to
   vote upon such other business as may
   properly come before the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________________________________________, 2001


-------------------------------------------------------------
                         Signature(s)

-------------------------------------------------------------
                         Signature(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.PROXYVOTING.COM/DFC
   Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-840-1208
   Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL
                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT ON THE INTERNET AT:
WWW.DELTAFINANCIAL.COM
HTTP://WWW.DELTAFINANCIAL.COM